Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Nos. 333-139733 on Form S-8 of our report dated November 29, 2011, relating to the financial statements and supplemental schedule of the Bank of North Carolina Savings and Profit Sharing Plan and Trust, appearing in the Annual Report on Form 11-K of BNC Bancorp for the year ended May 31, 2011.

/s/  Cherry, Bekaert & Holland, L.L.P.

Raleigh, North Carolina
November 29, 2011